UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 22, 2015

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 22, 2015, the Board of Directors ("Board") of Trinity Capital Corporation ("Trinity") appointed Gregg Antonsen to the Board.  Prior to Mr. Antonsen's appointment, the Board increased its size from seven to eight members and appointed Mr. Antonsen to fill the resultant vacancy.  Mr. Antonsen, age 62, is the Senior Vice President and Qualifying Broker at Sotheby's International Realty Santa Fe.
Mr. Antonsen will serve as a Class I director, which class will stand for re-election at Trinity's 2016 annual meeting of shareholders. There were no material arrangements or understandings, or any material plan or contract, between Mr. Antonsen and any other persons regarding his appointment.
Mr. Antonsen was also appointed as a director on the Board of Directors of Los Alamos National Bank ("LANB") on June 22, 2015.
Mr. Antonsen will participate in Trinity's standard outside director compensation program. Pursuant to this program, each member of Trinity's Board who is not an employee of Trinity receives a monthly retainer of $500 and a monthly retainer of $2,500 for service on the Board of LANB. In addition, Mr. Antonsen was awarded an initial grant of 2,500 shares of Trinity common stock.
The Board has determined that Mr. Antonsen satisfies the definition of "independent director."
A copy of the press release dated June 22, 2015, announcing the appointment of Mr. Antonsen to the Board is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
	(d)	Exhibits
		99.1	Trinity Capital Corporation Press Release dated June 22, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: June 23, 2015	By:	/s/ John S. Gulas
John S. Gulas Chief Executive Officer and President